UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/02/2007

NORTHROP GRUMMAN CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:   1-16411

Delaware	95-4840775
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1840 Century Park East, Los Angeles, CA 90067
(Address of principal executive offices, including zip code)

(310) 553-6262
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) In connection with the retirement of Scott J. Seymour as the Corporate Vice President and President, Integrated Systems sector of Northrop Grumman Corporation (the "Company"), the Company entered into a Retirement Transition Agreement and a Consultant Contract with Mr. Seymour on October 2, 2007. As previously reported, Mr. Seymour will resign from his role as President, Integrated Systems sector, effective December 31, 2007, and will continue to hold his position as Corporate Vice President until February 29, 2008.

The Retirement Transition Agreement establishes a plan for Mr. Seymour to transition his responsibilities to his successor and provides for special vesting of his award of 15,000 Restricted Stock Rights granted under the Company's Long-Term Incentive Stock Plan on May 16, 2006 (the "2006 RSR Grant"), with 10,000 of those shares to vest on his termination date. The Retirement Transition Agreement also provides for continuation of his annual base salary through February 29, 2008, payment of his 2007 bonus under the Company's Incentive Compensation Plan, a pro-rata bonus for 2008, and equity grant vesting in accordance with the terms of each grant except for the 2006 RSR Grant.

Under the Consultant Contract, Mr. Seymour will advise the Company on issues relating to matters he was involved with while an employee of the Company, as well as issues relating to business development, new business proposals and business opportunity evaluations. The one-year term of the Consultant Contract commences April 1, 2008 and expires March 31, 2009. The term of the Consultant Contract may be renewed or extended for such time as the Company and Mr. Seymour may agree upon, and is terminable by either party upon 30 days' notice. The maximum compensation under the Consultant Contract is $175,000 during the term of the Agreement, and the fee for each full or partial day of service is $3,500.

The foregoing descriptions of the Retirement Transition Agreement and the Consultant Contract do not purport to be complete. For an understanding of their terms and provisions, reference should be made to the Retirement Transition Agreement and Consultant Contract attached as Exhibits 10.1 and 10.2, respectively, to this Report.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

Exhibit 10.1
Retirement Transition Agreement dated October 2, 2007 between Northrop Grumman Corporation and Scott J. Seymour
Exhibit 10.2
Consultant Contract dated October 2, 2007 between Northrop Grumman Corporation and Scott J. Seymour

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHROP GRUMMAN CORPORATION

Date: October 05, 2007	By:	/s/ STEPHEN D. YSLAS
Stephen D. Yslas
Corporate Vice President, Secretary and Deputy General Counsel

Exhibit Index

Exhibit No.	Description
EX-10.1	Retirement Transition Agreement dated October 2, 2007 between Northrop Grumman Corporation and Scott J. Seymour
EX-10.2
Consultant Contract dated October 2, 2007 between Northrop Grumman Corporation and Scott J. Seymour (Personal address information has been omitted. The Company will furnish the information to the Securities and Exchange Commission upon request.)